                           SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            GREIF BROS. CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                                NOT APPLICABLE
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4) Proposed minimum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

[LOGO OF GREIF BROS. CORPORATION]

                            GREIF BROS. CORPORATION
                                425 Winter Road
                              Delaware, Ohio 43015

     ---------------------------------------------------------------

                NOTICE OF ANNUAL MEETING OF CLASS B STOCKHOLDERS

     ---------------------------------------------------------------

To the Class B Stockholders of Greif Bros. Corporation:

   Notice is hereby given that the Annual Meeting of Class B Stockholders of Greif Bros. Corporation (the "Company") will be held at the principal executive offices of the Company, 425 Winter Road, Delaware, Ohio 43015, on February 25, 2002, at 10:00 A.M., E.S.T., for the following purposes:

     1. To elect nine directors to serve for a one-year term;

     2. To consider and vote upon a proposal to approve the Company's Long-Term Incentive Plan;

     3. To consider and vote upon a proposal to approve the material terms of the performance goals under the Company's Performance-Based Incentive Compensation Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Only stockholders of record of the Class B Common Stock at the close of business on January 10, 2002, will be entitled to notice of and to vote at this meeting.

   Whether or not you plan to attend this meeting, we hope that you will sign the enclosed proxy and return it promptly in the enclosed envelope. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

                                          /s/ Joseph W. Reed
January 25, 2002                          Joseph W. Reed
                                          Secretary

[GREIF BROS. CORPORATION LOGO]

                            GREIF BROS. CORPORATION
                                425 Winter Road
                              Delaware, Ohio 43015

                               ----------------

                                PROXY STATEMENT

                               ----------------

                     ANNUAL MEETING OF CLASS B STOCKHOLDERS
                          TO BE HELD FEBRUARY 25, 2002

To the Class B Stockholders of Greif Bros. Corporation:

   This Proxy Statement is being furnished to the Class B stockholders of Greif Bros. Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by management of proxies that will be used at the Annual Meeting scheduled to be held on February 25, 2002, at 10:00 A.M., E.S.T., at the Company's principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the Class B stockholders on or about January 25, 2002.

                               PROXIES AND VOTING

   At the meeting, the Class B stockholders will vote upon: (1) the election of nine directors; (2) a proposal to approve the Company's Long-Term Incentive Plan; (3) a proposal to approve the material terms of the performance goals of the Company's Performance-Based Incentive Compensation Plan; and (4) such other business as may properly come before the meeting or any and all adjournments.

   Class B stockholders do not have the right to cumulate their votes in the election of directors, and the nine nominees receiving the highest number of votes will be elected as directors. The vote required for the approval of the Company's Long-Term Incentive Plan and the material terms of the performance goals of the Company's Performance-Based Incentive Compensation Plan is the favorable vote of a majority of the outstanding shares of the Class B Common Stock present, in person or by proxy, at the Annual Meeting.

   Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the nine nominees described in this Proxy Statement and to approve the proposals regarding the Company's Long-Term Incentive Plan and the Performance-Based Incentive Compensation Plan. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B stockholder's presence at the Annual Meeting does not by itself revoke the proxy.

   Abstentions will be considered as shares of Class B Common Stock present and entitled to vote at the Annual Meeting and will be counted for purposes of determining whether a quorum is present. Abstentions will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of the election. Because the proposals to approve the Company's Long-Term Incentive Plan and the material terms of the performance goals of the Performance-Based Incentive Compensation Plan require the favorable vote of a majority of the outstanding shares of Class B Common Stock present, in person or by proxy, at the Annual Meeting, abstentions will have the same effect as a vote against these proposals.

   If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock. If you do not provide your broker with voting instructions regarding the election of directors, your broker will nevertheless have the discretion to vote your shares of Class B Common Stock for the election of directors. There are certain other matters, however, over which your broker does not have discretion to vote your Class B Common Stock without your instructions--these situations are referred to as "broker non-votes." The proposals regarding the Company's Long-Term Incentive Plan and the Performance-Based Incentive Compensation Plan fall into this category. If you do not provide your broker with voting instructions on these proposals, your shares of Class B Common Stock will not be voted on these proposals. Because broker non-votes will be considered as shares of Class B Common Stock present and entitled to vote for these proposals, broker non-votes will have the same effect as votes against these proposals.

   The close of business on January 10, 2002, has been fixed as the record date for the determination of Class B stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 11,812,859 shares of Class B Common Stock. Each share is entitled to one vote.

          PROPOSAL NO. 1--ELECTION OF NINE DIRECTORS FOR ONE-YEAR TERM

   The number of directors currently is fixed at nine, with each director serving for a one-year term. At the Annual Meeting, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, Naomi C. Dempsey, Daniel J. Gunsett, John C. Kane, Robert C. Macauley, David J. Olderman and William B. Sparks, Jr., the nine persons nominated by the Nominating Committee of the Board of Directors, all of whom are currently directors of the Company and have served continuously since their first election or appointment. Each of the nominees has consented to being named in the Proxy Statement and to serve if elected.

   If any nominee is unable to accept the office of director, or will not serve, which is not anticipated, the persons named in the proxy will not have authority to vote for another nominee.

Directors' Biographies

   Michael J. Gasser, 50, has been a director since 1991. He has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1994. He has been an executive officer of the Company since 1988. He is a member of the Executive, Nominating and Stock Repurchase Committees. He is also a director for Bob Evans Farms, Inc., a restaurant and food products company.

   Charles R. Chandler, 66, has been a director since 1987. He has been Vice Chairman of the Company since 1996. During 1999, Mr. Chandler also became President of Soterra LLC, a subsidiary of the Company. Prior to 1996, and for more than five years, Mr. Chandler had been the President and Chief Operating Officer of Virginia Fibre Corporation, a former subsidiary of the Company. He is a member of the Executive Committee.

   Michael H. Dempsey, 45, has been a director since 1996. He is an investor. Prior to 1997, and for more than five years, he had been the President of Kuschall of America, a wheelchair manufacturing company. He is a member of the Audit, Compensation, Executive and Stock Option Committees. Mr. Dempsey is the son of Naomi C. Dempsey.

   Naomi C. Dempsey, 85, has been a director since 1995. She is an investor and member of the Nominating Committee. Mrs. Dempsey is the mother of Michael H. Dempsey.

   Daniel J. Gunsett, 53, has been a director since 1996. For more than five years, he has been a partner with the law firm of Baker & Hostetler LLP. He is a member of the Audit, Compensation, Executive, Nominating, Stock Option and Stock Repurchase Committees.

   John C. Kane, 62, has been a director since 1999. Prior to 2001, and for more than five years, he was President and Chief Operating Officer of Cardinal Health, Inc., a health-care services company, and was a director for Cardinal Health, Inc. He is a member of the Audit, Compensation and Stock Option Committees. He is also a director of Connetics Corporation, a biopharmaceutical company.

   Robert C. Macauley, 78, has been a director since 1979. He is an investor. He is the founder of AmeriCares Foundation. Prior to 1998, and for more than five years, he had been the Chief Executive Officer of Virginia Fibre Corporation, a former subsidiary of the Company.

   David J. Olderman, 66, has been a director since 1996. He is an investor. Prior to 1997, and for more than five years, he had been Chairman, owner and Chief Executive Officer of Carret and Company, Inc., an investment consulting firm. He is a member of the Audit, Compensation and Stock Option Committees.

   William B. Sparks, Jr., 60, has been a director since 1995. He has been President and Chief Operating Officer of the Company since 1995. Prior to that time, and for more than five years, Mr. Sparks was Chief Executive Officer of Down River International, Inc., a former subsidiary of the Company. He is a member of the Executive Committee.

   In the tabulating of votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.

            PROPOSAL NO. 2--APPROVAL OF THE LONG-TERM INCENTIVE PLAN

   At the Annual Meeting, the Class B stockholders will be requested to consider and act upon a proposal to approve the Company's Long-Term Incentive Plan (the "Incentive Plan").

   On May 1, 2001, the Board of Directors adopted the Incentive Plan, subject to approval by the Company's stockholders, effective as of May 1, 2001. The primary purposes of the Incentive Plan are to retain, motivate and attract top caliber executives, focus management on the key measures that drive superior performance, provide compensation opportunities that are externally competitive and internally consistent with the Company's total compensation strategies, and provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans. Incentive compensation awards to participants are paid 80% in cash and 20% in restricted shares of the Company's Class A and/or Class B Common Stock.

Description of the Incentive Plan

   The following discussion describes important aspects of the Incentive Plan. This discussion is intended to be a summary of the material provisions of the Incentive Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire Incentive Plan is attached as Exhibit A to this Proxy Statement. You are encouraged to read the Incentive Plan in its entirety.

   Administration. The Incentive Plan will be administered by the Special Subcommittee on Incentive Compensation of the Board (the "Subcommittee"). This Subcommittee will be composed of independent directors, meaning directors who are not officers or employees of the Company. Among other things, the Subcommittee will have the authority to select employees to participate in the Incentive Plan, to determine the size and types of award opportunities and final awards, and to determine the other terms and conditions of award opportunities under the Incentive Plan (subject to the terms of the Incentive
Plan). The Subcommittee also will have the authority to establish and amend rules and regulations relating to the Incentive Plan and to make all other determinations necessary or advisable for the administration of the Incentive Plan. All decisions made by the Subcommittee pursuant to the Incentive Plan will be made in the Subcommittee's sole discretion and will be final and binding.

   Eligibility. Employees of the Company who are designated by the Subcommittee as "key employees" are eligible to participate and receive awards under the Incentive Plan. In general, an employee may be designated as a key employee if he or she is responsible for or contributes to the management, growth, and/or profitability of the business of the Company in a material way. Key employees who are chosen to participate in the Incentive Plan for any given performance period are so notified in writing and are apprised of the performance criteria and related award opportunities determined for them for the relevant performance period. Performance periods are consecutive and overlapping three-year cycles beginning on November 1 of each year, with an 18-month transition cycle which begins on May 1, 2001.

   Establishment of Performance Goals/Criteria. Prior to the beginning of each performance period, the Subcommittee will select and establish performance goals for that performance period which, if met, will entitle participants to the payment of the incentive compensation award. The performance goals will be based on targeted levels of increases in (a) earnings per share, and (b) "free cash flow" (as defined in the Incentive Plan) or (c) such other measures of performance success as the Subcommittee may determine. The Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of award opportunities based on percentage multiples of the "target incentive award," which is the incentive compensation amount to be paid to participants when the performance criteria designated as the "100% award level" is met. In addition, each range may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Subcommittee may also establish minimum levels of performance goal achievement below which no awards are paid to any participant. Notwithstanding any other provision in the Incentive Plan to the contrary, the performance criteria applicable to any participant who is, or who is determined by the Subcommittee to be likely to become, a "covered employee" will be limited to growth, improvement or attainment of certain levels of return on capital, equity, or operating costs, economic value added, margins, total stockholder return on market value, operating profit or net income, cash flow, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization, sales, throughput, or product volumes, or costs or expenses. These performance criteria may be expressed either on an absolute basis or relative to other companies selected by the Subcommittee. Covered employees, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), are the Company's chief executive officer and its four other most highly compensated executive officers. This requirement is intended to ensure compliance with the exception from Section 162(m) of the Code for qualified performance-based compensation.

   Establishment of Awards; Final Awards. After the performance goals are established, the Subcommittee will align the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period will determine the "final awards" (i.e., the actual incentive compensation earned during the performance period by the participant). After establishing the performance criteria, the Subcommittee will establish the award opportunities for the participants which correspond to various levels of achievement of the pre-established performance criteria. The established award opportunities will vary in relation to the job classification of each participant. Once established, the performance criteria normally will not be changed during the performance period. However, if the Subcommittee determines that external or internal changes or other unanticipated business conditions materially affected the fairness of the goals or render the performance criteria unsuitable, then the Subcommittee may approve appropriate adjustments to the performance criteria (either up or down) during the performance period to participants other than covered employees. In addition, at the time the award subject to performance criteria is made and performance criteria are established, the Subcommittee is authorized to determine the manner in which the performance criteria will be calculated or measured to take into account certain factors over which participants have no or limited control. At the end of each performance period, the Subcommittee will certify the extent to which the performance criteria were met during the performance period and determine the final awards for the participants.

   Termination of Employment. A participant whose employment terminates because of death, disability, or retirement during the performance period for an award will receive a pro rata portion of the award, based upon the extent to which the performance goals had been achieved before such termination. A participant whose employment terminates for any other reason before the end of the performance period for an award will not be entitled to any payment with respect to the award.

   Amendment and Termination. The Incentive Plan may be amended, modified or terminated by the Subcommittee at any time, but no such amendment, modification or termination may materially reduce the right of a participant to a payment or distribution under the Incentive Plan to which such participant has already become entitled, without the consent of such participant. In addition, any amendment which will make a change which may require stockholder approval under the rules of any exchange on which the Company's Common Stock is traded, or in order for awards granted under the Incentive Plan to qualify for an exemption from Section 162(m) of the Code, will require stockholder approval.

Reasons for Stockholder Approval

   Nasdaq Stock Market issuers, such as the Company, are required to receive stockholder approval of a stock option or stock purchase plan prior to its establishment when, under such plan, stock may be acquired by officers or directors, other than broad-based plans which include other employees. Because restricted stock may be issued to officers of the Company under the Incentive Plan, and the Incentive Plan is not broad-based, the stockholders of the Company are being asked to approve the Incentive Plan.

   In addition, the Incentive Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. However, "qualified performance-based compensation" is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation. The stockholders of the Company are thus being asked to approve the material terms of the performance goals under the Incentive Plan to permit a corporate tax deduction in this situation.

   It should be noted that awards paid after the death or disability of any participant may not be exempt from the limitations imposed by Section 162(m) of the Code.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE INCENTIVE PLAN.

 PROPOSAL NO. 3--APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER
               THE PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

   At the Annual Meeting, the Class B stockholders will be requested to consider and act upon a proposal to approve the material terms of the performance goals under the Company's Performance-Based Incentive Compensation Plan (the "Performance-Based Plan").

   On January 16, 2002, the Board of Directors adopted the Performance-Based Plan, subject to approval by the Company's stockholders of the material terms of the performance goals thereunder, effective as of November 1, 2001. The purposes of the Performance-Based Plan are to give the Company a competitive advantage in attracting, retaining and motivating executive employees at the Chairman's office level and to provide the Company with the ability to provide incentive compensation that is linked to the profitability of the Company's businesses, and which is not subject to the deduction limitation rules described below.

Description of the Performance-Based Plan

   The following discussion describes important aspects of the Performance-Based Plan. This discussion is intended to be a summary of the material provisions of the Performance-Based Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire Performance-Based Plan is attached as Exhibit B to this Proxy Statement. You are encouraged to read the Performance-Based Plan in its entirety.

   Administration. The Performance-Based Plan will be administered by the Subcommittee. Among other things, the Subcommittee will have the authority to select participants in the Performance-Based Plan from among the Company's executive employees at the Chairman's office level, and to determine the performance goals, target amounts and other terms and conditions of awards under the Performance-Based Plan (subject to the terms of the Performance-Based
Plan). The Subcommittee also will have the authority to establish and amend rules and regulations relating to the Performance-Based Plan and to make all other determinations necessary and advisable for the administration of the Performance-Based Plan. All decisions made by the Subcommittee pursuant to the Performance-Based Plan will be made in the Subcommittee's sole discretion and will be final and binding.

   Eligibility. Executive level employees of the Company at the Chairman's office level who are designated by the Subcommittee are eligible to be granted awards under the Performance-Based Plan.

   Terms of Awards. Awards under the Performance-Based Plan will consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective performance goals. At the beginning of a performance period for a given award, the Subcommittee will establish the performance goal(s) and the target amount of the award, which will be earned if the performance goal(s) are achieved in full, together with any lesser amount that will be earned if the performance goal(s) are only partially achieved. After the end of the performance period, the Subcommittee will certify the extent to which the performance goals are achieved and determine the amount of the award that is payable; provided, that the Subcommittee will have the discretion to determine that the actual amount paid with respect to an award will be less than (but not greater than) the amount earned.

   Performance Goals; Maximum Award. The performance goals for awards will be based upon the achievement of targeted measures of return on assets (and/or such other objective business criteria as the stockholders may approve from time to time) by the Company and/or one or more operating groups of the Company. The maximum award that may be paid to any participant for any performance period is $1.5 million times the number of twelve-month periods contained within the performance period. For example, if the performance period for an award is two years, the maximum award would be $3 million, and if the performance period is six months, the maximum award would be $750,000.

   Termination of Employment. A participant whose employment terminates because of death or disability during the performance period for an award will receive a pro rata portion of the award, based upon the extent to which the performance goals had been achieved before such termination, unless the Subcommittee determines otherwise. A participant whose employment terminates for any other reason before the end of the performance period for an award will not be entitled to any payment with respect to the award.

   Amendment and Termination. The Performance-Based Plan may be amended, modified or terminated by the Subcommittee at any time, but no such amendment, modification or termination will affect the payment of any award for a performance period that has already ended or increase the amount of any award.

Reason for Stockholder Approval

   The Performance-Based Plan has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation. However, "qualified performance-based compensation" is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the stockholders of the paying corporation. The stockholders of the Company are thus being asked to approve the material terms of the performance goals under the Performance-Based Plan to permit a corporate tax deduction in this situation.

   It should be noted that awards paid after the death or disability of any participant may not be exempt from the limitations imposed by Section 162(m) of the Code.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE PERFORMANCE-BASED PLAN.

                   BOARD OF DIRECTORS COMMITTEES AND MEETINGS

   The Board held four meetings during the 2001 fiscal year. Each director attended at least 75% of the meetings held by the Board and committees on which he or she served during the 2001 fiscal year.

   The Board has established an Executive Committee, a Compensation Committee, an Audit Committee, a Stock Option Committee, a Stock Repurchase Committee and a Nominating Committee.

   The Executive Committee, whose current members are Messrs. Gasser, Chandler, Dempsey, Gunsett and Sparks, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held eight meetings during the 2001 fiscal year.

   The Compensation Committee, whose current members are Messrs. Dempsey, Gunsett, Kane and Olderman, is responsible for evaluating the compensation, fringe benefits and perquisites provided to the Company's officers and adopting compensation policies applicable to the Company's executive officers, including the specific relationship, if any, of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company's Chief Executive Officer should be based. The Compensation Committee held three meetings during the 2001 fiscal year.

   The Audit Committee, whose current members are Messrs. Dempsey, Gunsett, Kane and Olderman, is responsible for recommending the appointment of the Company's auditors to the Board, reviewing with such auditors the scope and results of their audit, reviewing the Company's accounting functions, operations and management, and considering the adequacy and effectiveness of the internal accounting controls and internal auditing methods, policies and procedures of the Company. The Audit Committee held six meetings during the 2001 fiscal year.

   The Stock Option Committee, whose current members are Messrs. Dempsey, Gunsett, Kane and Olderman, is responsible for administering the Company's Incentive Stock Option Plan which provides for the granting of options for shares of the Company's Class A Common Stock to key employees. The Stock Option Committee held one meeting during the 2001 fiscal year.

   The Stock Repurchase Committee, whose current members are Messrs. Gasser and Gunsett, is responsible for administering the Company's Stock Repurchase Program. The Stock Repurchase Committee held one meeting during the 2001 fiscal year.

   The Nominating Committee, whose current members are Mrs. Dempsey and Messrs. Gasser and Gunsett, is responsible for nominating members to the Board and committees. The Nominating Committee held one meeting to consider and nominate the nine persons described in this Proxy Statement.

   The Nominating Committee will consider for nomination as directors of the Company persons recommended by the stockholders of the Company. In order to recommend a person for the 2003 Annual Meeting, a stockholder must deliver a written recommendation to the Secretary of the Company on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement (the "Notice Date"). In order to be considered by the Nominating Committee, the written recommendation must contain the following information: (a) the name and address, as they appear on the Company's books, of the stockholder making the recommendation; (b) the class and number of shares of capital stock of the Company beneficially owned by such stockholder; (c) the name and address of the person recommended as a nominee and a brief description of the background, experience and qualifications of such person which will assist the Nominating Committee in evaluating such person as a potential director of the Company; and
(d) any material interest of such stockholder or such nominee in the business to be presented at the 2003 Annual Meeting. After the Notice Date, the Nominating Committee will meet and consider all persons recommended by stockholders as nominees for directors. Within 30 days after the Notice Date, the Secretary of the Company will notify in writing the stockholder recommending the nominee whether or not the Nominating Committee intends to nominate for election as a director at the 2003 Annual Meeting the person he or she recommended.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information, as of January 10, 2002, with respect to the only persons known by the Company to be the beneficial owners of 5% or more of the Class B Common Stock, the Company's only class of voting securities:

                             Class                                    Percent
                              of                            Number of   of
Name and Address             Stock     Type of Ownership     Shares    Class
----------------            ------- ----------------------- --------- -------
Naomi C. Dempsey .......... Class B See (1) below           5,861,404  49.62%
  782 W. Orange Road
  Delaware, Ohio

Naomi A. Coyle Trust....... Class B See (2) below           1,663,040  14.08%
  c/o Michael H. Dempsey,
   Trustee
  2240 Encinitas Boulevard
  Suite D-403
  Encinitas, California

Michael H. Dempsey......... Class B See (3) below           1,919,377  16.25%
  2240 Encinitas Boulevard
  Suite D-403
  Encinitas, California

Robert C. Macauley ........ Class B Record and Beneficially 1,150,000   9.74%
  161 Cherry Street
  New Canaan, Connecticut

--------
(1) Held by Naomi C. Dempsey as trustee of the Naomi C. Dempsey Living Trust (5,425,904 shares) and the John C. Dempsey Trust (435,500 shares).

(2) Held of record and beneficially by the Naomi A. Coyle Trust. Michael H. Dempsey is the trustee of this Trust. See (3) below.

(3) Held by Michael H. Dempsey (129,052 shares), Michael H. Dempsey as trustee of the Naomi A. Coyle Trust (1,663,040 shares) and Michael H. Dempsey as trustee of the Naomi C. Dempsey Charitable Lead Annuity Trust (127,285 shares).

   The following table sets forth certain information, as of January 10, 2002, with respect to the Class A Common Stock and Class B Common Stock (the only equity securities of the Company) beneficially owned, directly or indirectly, by each director and each executive officer named in the summary compensation table:

                                                                   Title and
                                                                    Percent
                                                                   of Class(1)
                                                                 --------------

Name                                                             Class A     %
----                                                             -------    ---
Charles R. Chandler.............................................  81,900      *
Michael H. Dempsey..............................................  12,000      *
Naomi C. Dempsey................................................  17,240(2)   *
Michael J. Gasser............................................... 130,000      *
Daniel J. Gunsett...............................................  12,000      *
John C. Kane....................................................   9,000      *
John S. Lilak...................................................  10,000      *
Robert C. Macauley..............................................       0      *
David J. Olderman...............................................  19,000      *
Joseph W. Reed..................................................  26,000      *
William B. Sparks, Jr. .........................................  82,086      *

                                                             Title and Percent
                                                                of Class(1)
                                                           --------------------
Name                                                        Class B        %
----                                                       -----------   ------
Charles R. Chandler.......................................      4,000      *
Michael H. Dempsey........................................  1,919,377(3)  16.25%
Naomi C. Dempsey..........................................  5,861,404(4)  49.62%
Michael J. Gasser.........................................     11,798      *
Daniel J. Gunsett.........................................      1,000      *
John C. Kane..............................................          0      *
John S. Lilak.............................................          0      *
Robert C. Macauley........................................  1,150,000      9.74%
David J. Olderman.........................................     36,674      *
Joseph W. Reed............................................          0      *
William B. Sparks, Jr. ...................................      6,248      *

--------
 * Less than one percent.

(1) Except as otherwise indicated below, the persons named in the table (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock owned by them. This table includes shares for Class A Common Stock subject to currently exercisable options, or options exercisable within 60 days of January 10, 2002, granted by the Company under the Incentive Stock Option Plan and the 1996 Directors' Stock Option Plan, for the following directors and named executive officers: Mr. Chandler--81,000; Mr. Dempsey--12,000; Mrs. Dempsey--12,000; Mr. Gasser--130,000; Mr. Gunsett--12,000; Mr. Kane--
    4,000; Mr. Lilak--10,000; Mr. Olderman--12,000; Mr. Reed--26,000 and Mr.
    Sparks--81,000.

(2) Held by Naomi C. Dempsey as trustee of the John C. Dempsey Trust (5,240 shares) plus the exercisable options discussed in (1) above.

(3) Held by Michael H. Dempsey (129,052 shares), Michael H. Dempsey as trustee of the Naomi A. Coyle Trust (1,663,040 shares) and Michael H. Dempsey as trustee of the Naomi C. Dempsey Charitable Lead Annuity Trust (127,285 shares).

(4) Held by Naomi C. Dempsey as trustee of the Naomi C. Dempsey Living Trust (5,425,904 shares) and the John C. Dempsey Trust (435,500 shares).

   The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears.

   The following table sets forth the equity securities owned or controlled by all directors and executive officers as a group (19 persons) as of January 10, 2002:

                                                                       Percent
                                                          Amount         of
                Title of class of stock             beneficially owned  class
                -----------------------             ------------------ -------
     Class A Common Stock(1).......................       431,426        4.10%
     Class B Common Stock..........................     8,991,351       76.11%

--------
(1) Shares represent the number of shares beneficially owned, directly or indirectly, by each director and executive officer as of January 10, 2002. The number includes shares subject to currently exercisable options or options exercisable within 60 days of January 10, 2002, granted by the Company under the Incentive Stock Option Plan and the 1996 Directors' Stock Option Plan, for the directors and executive officers as a group--411,950.

                             EXECUTIVE COMPENSATION

   The following table sets forth the compensation for the three years ended October 31, 2001 for the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers:

                                                                      Long-term
                                       Annual Compensation           Compensation
                              -------------------------------------- ------------
                                                                      Number of
                                                                        Stock
                                                  Deferred     All     Options
    Name & Position      Year  Salary   Bonus   Compensation  Other    Granted
    ---------------      ---- -------- -------- ------------ ------- ------------
Michael J. Gasser....... 2001 $568,351 $301,600              $ 2,970    35,000
 Chairman and Chief
  Executive Officer      2000  510,090  298,403                3,000    28,000
                         1999  486,667  171,378                4,513    25,000

Charles R. Chandler..... 2001  346,037  126,689   $193,554     5,340         0
 Vice Chairman and
  President of           2000  492,609  221,675    312,121     6,544    16,000
  Soterra LLC (subsidiary
  company)               1999  470,174  165,623    325,757    14,034    16,000

John S. Lilak........... 2001  274,342  112,000                3,750    12,500
 Executive Vice
  President,             2000  246,045  110,720              162,576    12,500
  Containerboard &
  Corrugated             1999   78,333   59,792                2,009    10,000
  Products

Joseph W. Reed.......... 2001  263,677  120,000                1,980         0
 Chief Financial Officer
  and Secretary          2000  247,054  111,175                1,980    10,000
                         1999  235,802   83,063                2,415     5,000

William B. Sparks, Jr... 2001  413,191  184,801                3,679    20,000
 Director, President and 2000  379,132  187,671                4,134    17,000
  Chief
 Operating Officer       1999  361,834  127,470                6,300    16,000

   Michael J. Gasser, Chairman and Chief Executive Officer, on November 1, 1995, entered into an employment agreement with the Company providing for (a) the employment of Mr. Gasser as Chairman and Chief Executive Officer for a term of 15 years; (b) the right of Mr. Gasser to extend his employment on a year-to-year basis until he reaches the age of 65; (c) the agreement of Mr. Gasser to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and (d) the fixing of the minimum basic salary during such period of employment to the current year's salary plus any additional raises authorized by the Board of Directors within two fiscal years following October 31, 1995. The minimum basic salary is currently fixed at $470,000 per year.

   Charles R. Chandler, Vice Chairman and President of Soterra LLC (subsidiary company), on August 1, 1986, and amended in 1988, 1992 and 1996, entered into an employment agreement, principally providing for: (a) the employment of Mr. Chandler as Vice Chairman until 2000; (b) the agreement of Mr. Chandler to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and (c) the fixing of minimum basic salary during such period of employment at $424,356 per year. The employment contract with Mr. Chandler gave him the right to extend his employment beyond the original term for up to five additional years. The original employment term expired on May 1, 2001, and at that time Mr. Chandler's employment converted to a relationship terminable at any time by either the Company or Mr. Chandler.

   Joseph W. Reed, Chief Financial Officer and Secretary, on August 18, 1997, entered into an employment agreement with the Company, principally providing for: (a) the employment of Mr. Reed as Chief Financial Officer and Secretary for a term of three years; (b) the agreement of Mr. Reed to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and (c) the fixing of the minimum basic salary during such period of employment at $220,000 per year. On August 18, 2000 (the end of the three-year term), the term of Mr. Reed's employment converted to a month-to-month relationship terminable at any time by either the Company or Mr. Reed.

   William B. Sparks, Jr., President and Chief Operating Officer, on November 1, 1995 entered into an employment agreement with the Company, principally providing for: (a) the employment of Mr. Sparks as President and Chief Operating Officer for a term of 11 years; (b) the agreement of Mr. Sparks to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and (c) the fixing of the minimum basic salary during such period of employment to the current year's salary plus any additional raises authorized by the Board of Directors within two fiscal years following October 31, 1995. The minimum basic salary is currently fixed at $350,000 per year.

   No Directors' fees are paid to Directors who are full-time employees of the Company or its subsidiary companies. Directors who are not employees of the Company receive $30,000 per year, plus $1,500 for each Board meeting and $1,250 for each committee meeting that they attend. Committee chairs also receive an additional $4,000 per year. Directors may defer all or a portion of their fees pursuant to a deferred compensation plan.

   During 1996, a Directors' Stock Option Plan was adopted which provides for the granting of stock options to directors who are not employees of the Company. The aggregate number of shares of the Company's Class A Common Stock for which options may be granted shall not exceed 100,000. Beginning in 1997, each outside director was granted an annual option to purchase 2,000 shares immediately following each Annual Meeting of Stockholders. Each eligible director also received a one-time grant in 1996 to purchase 2,000 shares. Under the terms of the Directors' Stock Option Plan, options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable immediately. In 2001, 10,000 options were granted to outside directors with option prices of $27.375 per share. Options expire ten years after the date of grant.

   The Compensation Committee of the Board of Directors voted in favor of bonuses for employees in 2001, based upon the progress of the Company, the contributions of the particular employees to that progress, and individual merit.

   The Company and Charles R. Chandler are parties to a deferred compensation contract entered into in June 1992. This contract will supplement Mr. Chandler's retirement benefits under the Greif Bros. Riverville Mill's defined benefit pension plan (the "Riverville Mill Plan"). The annual amounts payable to Mr. Chandler or his surviving spouse under this contract are diminished by the amounts he receives under the Riverville Mill Plan. Mr. Chandler's estimated accrued benefits under this contract is currently $339,290 per year for 10 years and $234,103 per year for an additional five years.

   With respect to Messrs. Gasser, Chandler, Lilak and Sparks, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance. With respect to Mr. Reed, the dollar amount in the all other category relates to premiums paid for life insurance.

   The Company's 2001 Management Equity Incentive and Compensation Plan (the "2001 Plan") provides for the awarding of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The maximum number of shares that may be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of shares that that may be issued under the 2001 Plan during its term for incentive stock options is 2,500,000 shares.

   Prior to the adoption of the 2001 Plan, the Company granted stock options under the Company's Incentive Stock Option Plan (the "Incentive Plan"). The Incentive Plan provides for the discretionary granting of incentive stock options to key employees and nonstatutory options for non-employees for shares of the Company's Class A Common Stock. The maximum number of shares that could be issued under the Incentive Plan was 1,000,000 shares.

   The following table sets forth certain information with respect to options to purchase Class A Common Stock granted during the fiscal year ended October 31, 2001, under the 2001 Plan to each of the named executive officers:

                              Option Grants Table

                                           Individual Grants
                            -----------------------------------------------
                                                                               Potential Net
                                                                            Realizable Value at
                                                                              Assumed Annual
                                        Percent of                            Rates of Stock
                                       Total Options                        Price Appreciation
                            Number of   Granted to                            for Option Term
                             Options   Employees in  Exercise Price  Date   -------------------
   Name                     Granted(1)  Fiscal Year    Per Share    Expires  5%(2)     10%(2)
   ----                     ---------- ------------- -------------- ------- -------- ----------
   M.J. Gasser.............   35,000          8%         $30.59     9/5/11  $673,326 $1,706,340
   J.S. Lilak..............   12,500          3           30.59     9/5/11   240,474    609,407
   W.B. Sparks, Jr. .......   20,000          4           30.59     9/5/11   384,758    975,052

--------
(1) The options are exercisable on September 5, 2003.

(2) The values shown are based on the indicated assumed rates of appreciation compounded annually. Actual gains realized, if any, are based on the performance of the Class A Common Stock. There is no assurance that the values shown will be achieved.

   The following table sets forth certain information with the respect to the exercise of options to purchase Class A Common Stock during the fiscal year ended October 31, 2001, and the unexercised options held and the value thereof at that date, by each of the named executive officers:

                     Aggregate Option Exercises and Fiscal
                          Year-End Option Values Table

                             Shares   Value     Number of Unexercised     Value of In-The-Money
                            Acquired Realized Options Held at Year-End  Options Held at Year-End
                               on      Upon   ------------------------- -------------------------
   Name                     Exercise Exercise Exercisable Unexercisable Exercisable Unexercisable
   ----                     -------- -------- ----------- ------------- ----------- -------------
   M.J. Gasser.............     0      $ 0      130,000      63,000       $13,750        $ 0
   C.R. Chandler...........     0        0       81,000      16,000         8,800          0
   J.S. Lilak..............     0        0       10,000      25,000         5,500          0
   J.W. Reed...............     0        0       26,000      10,000         2,750          0
   W.B. Sparks, Jr. .......     0        0       81,000      37,000         8,800          0

   The following table illustrates the amount of annual pension benefits for eligible employees upon retirement based on the specified remuneration and years of service classifications under the Company's defined benefit pension plan:

                       Defined Benefit Pension Plan Table

                                                   Annual Benefit for Years of
                                                             Service
                                                 -------------------------------
   Remuneration                                    15      20      25      30
   ------------                                  ------- ------- ------- -------
   $300,000....................................  $28,000 $37,333 $46,667 $56,000
    600,000....................................   28,000  37,333  46,667  56,000
    900,000....................................   28,000  37,333  46,667  56,000

   The following table sets forth certain information with respect to benefits under the defined benefit pension plans of the Company and Greif Bros. Riverville Mill for each of the named executive officers:

     Name of                         Remuneration                  Estimated annual
    individual                         used for                      benefit under
   or number of             Credited calculation  Estimated annual   supplemental
    persons in              years of  of annual    benefit under      retirement
      group                 service    benefit    retirement plan  benefit agreement
   ------------             -------- ------------ ---------------- -----------------
   M.J. Gasser.............    22      $778,830       $41,067          $158,833
   C.R. Chandler*..........    29       219,224        63,575                 0
   J.S. Lilak..............     2       256,411         3,733             2,250
   J.W. Reed...............     4       353,590         7,467            40,000**
   W.B. Sparks, Jr. .......     7       551,366        13,067            31,962

--------
*  Defined benefit pension plan of Greif Bros. Riverville Mill.

**Individual supplemental employee retirement benefits.

   The Company's pension plan is a defined benefit pension plan with benefits based upon the average of the three consecutive highest-paying years of salary and bonus and upon years of credited service up to 30 years. Supplementing the pension benefits of the Company's pension plan, a supplemental retirement benefit agreement has been entered into with a select group of management and highly compensated employees to replace any benefits that the executive would otherwise receive if not for limitations imposed by the Internal Revenue Code of 1986.

   The annual retirement benefits under the defined benefit pension plan of the Greif Bros. Riverville Mill are calculated at 1% per year based upon the average of the five highest out of the last ten years of salary compensation.

   None of the pension benefits described in this item are subject to offset because of the receipt of Social Security benefits or otherwise.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons owning more than 10% of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during its 2001 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons, except that Robert S. Zimmerman, who became an executive officer of the Company in fiscal 2001, did not timely file a Form 3 within 10 days of becoming an executive officer. However, a Form 3 was subsequently filed within 30 days of Mr. Zimmerman becoming an executive officer.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   John C. Kane, David J. Olderman, Michael H. Dempsey and Daniel J. Gunsett served as members of the Company's Compensation Committee for the 2001 fiscal year. During fiscal year 2001, the Company retained the law firm of Baker & Hostetler LLP to perform legal services on its behalf, and it anticipates retaining such firm in 2002. Mr. Gunsett is a partner of Baker & Hostetler LLP.

   No executive officer of the Company served during the 2001 fiscal year as a member of a Compensation Committee or as a director of any entity of which any of the Company's directors served as an executive officer.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following is the report of the Company's Compensation Committee, whose members are identified below, with respect to compensation reported for 2001 as reflected in the Summary Compensation Table set forth above.

Compensation Policy; Committee Responsibilities

   The Company's compensation policy is designed to align compensation with business objectives and performance to enable the Company to attract, retain and reward individuals who contribute to the long-term success of the Company. The Company believes in a consistent policy for all individuals.

   The Company realizes that to accomplish its objectives it needs to pay competitive compensation. The Compensation Committee reviews competitive positions in the market to periodically confirm the competitive nature of the compensation for the Chief Executive Officer and the Company's five highest paid individuals.

   The Compensation Committee believes that a varying portion of compensation must be linked to the Company's performance. In that regard, the Company has implemented a discretionary bonus plan which links the payment of cash bonuses to the achievement of certain predetermined return on assets thresholds.

   The Company believes that an alignment of stockholder value with employees' compensation is of utmost importance. The Company has addressed this concern by implementing an incentive stock option plan which is administered by the members of the Stock Option Committee.

   The Compensation Committee's responsibilities include the following:

  . Review the compensation of the Chief Executive Officer and the Company's five highest paid individuals to ensure that their compensation is consistent with the above policy.

  . Review the operation of the discretionary bonus plan.

  . Review the grant of stock options.

  . Recommend the action to resolve compensation, discretionary bonus and stock option issues to the full Board of Directors.

Compensation of the Chief Executive Officer

   In December 2001, the Compensation Committee met to review the 2001 performance of Michael J. Gasser, the Company's Chairman of the Board and Chief Executive Officer. Consistent with the Company's compensation policies, Mr. Gasser's compensation package consists of three components, salary, cash bonus and stock options. The Compensation Committee believes that a portion of Mr. Gasser's compensation package should be at-risk, and that this is accomplished through the grant of incentive stock options and the award of a cash bonus pursuant to the Company's incentive bonus plan. The Compensation Committee also attempts to establish a compensation package that appropriately balances risk and reward. Finally, the Compensation Committee attempts to establish a compensation package that is comprised of both a subjective component, such as the grant of incentive stock options, and an objective component, such as an award under the incentive bonus plan which is based upon the return on assets performance of the Company with threshold levels.

   In evaluating the performance of Mr. Gasser with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors: his leadership, his vision for the future of the Company, his dedication and focus on the short-term and long-term interests of the Company and its stockholders, and his professionalism, integrity and competence; the Company enjoying the most profitable year in its history; and his demonstrated dedication and high performance in leadership, guidance and strategic planning for the Company, its Board of Directors and its executives. None of the factors were given specific relative weight.

   Based upon its evaluation of the foregoing factors, the Compensation Committee increased Mr. Gasser's base salary to $650,000 for calendar year 2002 from $580,000 for calendar year 2001. In addition, the Compensation Committee determined that the Company had met the threshold for incentive bonuses for fiscal year 2001, and that Mr. Gasser qualified for an incentive bonus of 80% of the 100% level bonus of $377,000 for his position and recommended that he receive a bonus of $301,600.

   In September 2001, incentive stock options were granted to Mr. Gasser and other employees at the then market price for Class A Common Stock. Mr. Gasser was granted options to purchase 35,000 shares of Class A Common Stock, which options were granted primarily as incentive for future performance. The basis for granting stock options to Mr. Gasser and other employees included his continued leadership, vision for the future of the Company, guidance in unification of Company goals and assimilation and reorganization of Company acquisitions.

                                          John C. Kane, Committee Chairman
                                          David J. Olderman
                                          Michael H. Dempsey
                                          Daniel J. Gunsett

                               PERFORMANCE GRAPH

   The following graph compares the Company's stock performance to that of the Standard and Poor's 500 Index and the Company's industry group (Peer Index). The graph does not purport to represent the value of the Company.

                       GBC     S&P 500     Peer
                      Stock     Index     Index
                      -----     -----     -----
          10/31/96   $  100    $  100    $  100
          10/31/97   $  125    $  130    $  111
          10/31/98   $  119    $  154    $   91
          10/31/99   $  108    $  193    $  122
          10/31/00   $  123    $  203    $   88
          10/31/01   $   99    $  174    $  116

   The Peer Index is comprised of the paper containers index and paper and forest products index as shown in the Standard & Poor's Statistical Services Guide.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee is responsible to monitor and review the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the Company's 2001 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

   The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six meetings during the 2001 fiscal year, and each member of the Audit Committee attended at least 75% of the meetings.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2001 fiscal year for filing with the Securities and Exchange Commission. The Committee also recommended to the Board of Directors (and the Board has approved) the selection of the Company's independent auditors for the 2002 fiscal year.

   The Company's Board of Directors has adopted a written charter for the Audit Committee. This charter is included as an exhibit to the Company's Form 10-K.

   As discussed above, the Audit Committee is responsible to monitor and review the Company's financial reporting process on behalf of the Board of Directors. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company, and some members may not be accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States, or that the Company's independent accountants are in fact "independent."

   All of the members of the Audit Committee are independent directors as defined by the rules and regulations of the Nasdaq Stock Market.

                                          Daniel J. Gunsett, Committee
                                           Chairman
                                          Michael H. Dempsey
                                          John C. Kane
                                          David J. Olderman

                         INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP served as the independent public accountants of the Company for the fiscal year ended October 31, 2001. It is currently expected that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions from stockholders. Ernst & Young LLP have been retained as the Company's independent public accountants for its current fiscal year.

                                   AUDIT FEES

   The aggregate fees for the audit of the Company's 2001 consolidated financial statements were $1.1 million. Fees for all other services were $3.6 million including audit related services of $2.0 million and non-audit services of $1.6 million. Audit related services generally include fees for pensions and statutory audits, business acquisitions, accounting consultations and filings with the Securities and Exchange Commission. Non-audit services generally include tax consultation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During fiscal year 2001, the Company retained the law firm of Baker & Hostetler LLP to perform legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a member of the Audit, Compensation, Executive, Nominating, Stock Option and Stock Repurchase Committees and a director of the Company. The Company anticipates retaining Baker & Hostetler LLP in 2002. The Company believes that this relationship does not violate the Nasdaq Stock Market independent director and audit committee requirements.

   The Company has made loans to certain employees, including certain directors and executive officers of the Company. The following is a summary of these loans for the fiscal year ended October 31, 2001:

                                              Balance                  Balance
                                                at                      at End
                                             Beginning  New   Amount      of
Name of Debtor                               of Period Loans Collected  Period
--------------                               --------- ----- --------- --------
Charles R. Chandler......................... $306,972  $ --   $16,338  $290,634
Michael J. Gasser...........................  119,973    --    20,335    99,638
Sharon R. Maxwell...........................   92,073    --     2,905    89,168
William B. Sparks, Jr. .....................  345,759    --    22,335   323,424
                                             --------  ----   -------  --------
                                             $864,777  $  0   $61,913  $802,864
                                             ========  ====   =======  ========

   Charles R. Chandler is Vice Chairman of the Company and President of Soterra LLC. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 5% per annum.

   Michael J. Gasser is Chairman and Chief Executive Officer of the Company. The loan is secured by 5,599 shares of the Company's Class B Common Stock and a first mortgage on a house and lot in Ohio. Interest is payable at 3% per annum.

   Sharon R. Maxwell is Assistant Secretary of the Company. The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 7 1/4% per annum.

   William B. Sparks, Jr. is President and Chief Operating Officer of the Company. The loan is secured by 6,248 shares of the Company's Class B Common Stock and 1,000 shares of the Company's Class A Common Stock. Interest is payable at 3% per annum. An additional loan is secured by a first mortgage on a house and lot in Ohio with interest payable at 5% per annum.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders (expected to be held in February 2003) must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a stockholder intends to present a proposal at the 2003 Annual Meeting, but does not seek to include such proposal in the Company's Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2003 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company's Proxy Statement or form of proxy. Furthermore, stockholders must follow the procedures set forth in Article I, Section 8, of the Company's Amended and Restated By-Laws in order to present proposals at the 2003 Annual Meeting.

                                 OTHER MATTERS

   The proxy enclosed with this Proxy Statement is solicited by and on behalf of the Management of the Company. A person giving the proxy has the power to revoke it.

   The expense for soliciting proxies for this Annual Meeting of Class B Stockholders is to be paid by the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.

   The Management knows of no matters to be presented at the Annual Meeting other than the above proposals. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                                          /s/ Joseph W. Reed
January 25, 2002                          Joseph W. Reed
                                          Secretary

                                                                      EXHIBIT A

                           LONG-TERM INCENTIVE PLAN

Article 1. Establishment and Purpose

   1.1. Establishment of Plan. Greif Bros. Corporation (the "Company") hereby establishes a long-term incentive compensation plan to be known as the "Greif Bros. Corporation Long-Term Incentive Plan," as set forth in this document.

   The Plan shall become effective as of May 1, 2001 and shall remain in effect until October 31, 2011, or earlier termination of the Plan by the Board or the Committee, subject to approval of the Plan by holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Delaware within twelve (12) months following adoption of the Plan.

   1.2. Purpose. The primary purposes of the Greif Bros. Corporation Long-Term Incentive Plan are to:

     (a) Retain, motivate and attract top caliber executives;

     (b) Focus management on key measures that drive superior performance and thus, creation of value for the Company;

     (c) Provide compensation opportunities that are externally competitive and internally consistent with the Company's total compensation strategies; and

     (d) Provide award opportunities that are comparable in both character and magnitude to those provided through stock-based plans.

Article 2. Definitions

   Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

   2.1. "Adopted Child" or "Adopted Children" means one or more persons adopted by court proceedings, the finality of which is not being contested at the time of the Participant's death.

   2.2. "Award Opportunity" means the various levels of incentive compensation, payable in cash and/or Shares, which a Participant may earn under the Plan, as established by the Committee pursuant to Article 4 herein.

   2.3. "Board" or "Board of Directors" means the Board of Directors of the Company.

   2.4. "Child" or "Children" means a Participant's natural and Adopted Children living or deceased on the date of the Participant's death, but such terms do not include a child born to the Participant's marriage through artificial insemination. A Child who was conceived but not yet born on the date of the Participant's death shall be regarded for purposes of this Plan as though such Child were living on that date, but only if such Child survives birth.

   2.5. "Code" means the Internal Revenue Code of 1986, as amended.

   2.6. "Committee" means the Special Subcommittee on Incentive Compensation, comprised of two (2) or more individuals appointed by the Board to administer the Plan, pursuant to Article 8 herein.

   2.7. "Company" means Greif Bros. Corporation, or any successor thereto.

   2.8. "Covered Employee" means any Participant who is, or who is determined by the Committee to be likely to become, a "covered employee" within the meaning of Code 162(m).

   2.9. "Descendants" means legitimate descendants of whatever degree, including descendants both by blood and Adopted Children.

   2.10. "Disability" shall have the meaning ascribed to such term in the disability plan maintained by the Participant's employer at the time that the determination regarding Disability is made hereunder.

   2.11. "Effective Date" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

   2.12. "Employee" means any employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

   2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   2.14. "Final Award" means the actual incentive compensation earned during a Performance Period by a Participant, as determined by the Committee following the end of the Performance Period.

   2.15. "Final Award Agreement" means an agreement entered into by the Company and each respective Participant setting forth the terms and provisions applicable to his Final Award, determined in accordance with Articles 4 and 5.

   2.16. "Participant" means an Employee who meets the eligibility requirements of Article 3 with respect to one or more Performance Periods.

   2.17. "Performance Criteria" shall have the meaning set forth in Article 4.

   2.18. "Performance Period" means the eighteen-month Transition Cycle which begins on May 1, 2001, Cycle I which begins May 1, 2001 and ends October 31, 2003, and the consecutive and overlapping three-year cycles beginning on November 1, 2001 and on each November 1st thereafter, during the term of the Plan.

   2.19. "Period of Restriction" means the period during which the transfer of Restricted Shares is limited based on the passage of time, as determined by the Committee in its sole discretion.

   2.20. "Plan" means the Greif Bros. Corporation Long-Term Incentive Plan, as set forth herein and as amended from time to time.

   2.21. "Restricted Shares" means the portion of a Final Award granted to a Participant in accordance with Article 4, which is payable in Shares in accordance with Article 5.

   2.22. "Rule 16b-3" means Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act.

   2.23. "Share" means a share of the Company's no par value Class A and/or Class B common stock.

   2.24. "Target Incentive Award" means the incentive compensation amount, or formula to determine such amount, to be paid to Participants when the Performance Criteria designated as the "100% Award Level" are met, as established by the Committee for a Performance Period.

Article 3. Eligibility and Participation

   3.1. Eligibility. All Employees who are designated by the Committee to be key Employees shall be eligible to receive an Award Opportunity under this Plan. In general, an Employee may be designated as a key Employee if such Employee is responsible for or contributes to the management, growth, and/or profitability of the business of the Company in a material way.

   3.2. Participation. Participation in the Plan shall be determined annually or for each Performance Period by the Committee based upon the criteria set forth in Section 3.1 herein. Employees who are chosen to participate in the Plan for any given Performance Period shall be so notified in writing, and shall be apprised of the Performance Criteria and related Award Opportunities determined for them for the relevant Performance Period, as soon as is practicable after such Award Opportunities are established.

   3.3. Partial Performance Period Participation. An Employee who becomes eligible after the beginning of a Performance Period may participate in the Plan for that Performance Period. Such situations may include, but are not limited to (a) new hires; or (b) when an Employee is promoted from a position which did not previously meet the eligibility criteria.

   The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Performance Period of eligibility for any of the aforementioned Employees.

   3.4. No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, whether or not he previously participated in the Plan.

Article 4. Award Determination

   4.1. Performance Criteria. Prior to the beginning of each Performance Period, or as soon as practicable thereafter (but in no event later than 90 days following the first day of the Performance Period), the Committee shall select and establish performance goals for that Performance Period, which, if met, will entitle Participants to the payment of the Award Opportunities. Such performance goals shall be established without regard to length of service with the Company, and shall be based on targeted levels of increase in (a) earnings per share, and (b) free cash flow, as hereinafter defined, or (c) such other measures of performance success as the Committee may determine. For purposes of this Plan, "free cash flow" means the Company's net income for the Performance Period, plus depreciation and amortization, less cash dividends/1/, equity in earnings of affiliates and capital expenditures, and plus or minus changes in working capital, changes in deferred taxes and such other adjustments that the Committee determines are necessary or proper to reflect accurately the free cash flow of the Company.

   For each Performance Period, the Committee may in its discretion, establish a range of performance goals which correspond to, and will entitle Participants to receive, various levels of Award Opportunities based on percentage multiples of the Target Incentive Award. Each performance goal range shall include a level of performance designated as the "100% Award Level" at which the Target Incentive Award shall be earned. In addition, each range may include levels of performance above and below the one hundred percent (100%) performance level, ranging from a minimum of 0% to a maximum of 200% of the Target Incentive Award.

   After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 4.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Performance Period will determine the Final Awards.

   4.2. Award Opportunities. As soon as practicable after establishing Performance Criteria in accordance with Section 4.1 above, but in no event later than 90 days following the first day of each Performance Period, the Committee shall establish, in writing, Award Opportunities, which correspond to various levels of achievement of the pre-established Performance Criteria. The established Award Opportunities shall vary in relation to the job classification of each Participant. In the event a Participant changes job levels during a Performance Period, the Participant's Award Opportunity may, subject to Section 4.3 below, be adjusted to reflect the amount of time at each job level during the Performance Period.

--------
/1/Includes dividends received from CorrChoice and dividends paid on Class A and B shares.

   4.3. Adjustment of Performance Criteria. Once established, the Performance Criteria normally shall not be changed during the Performance Period. However, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, or that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria unsuitable, then the Committee may approve appropriate adjustments to the Performance Criteria (either up or down) during the Performance Period as such criteria apply to the Award Opportunities of specified Participants; provided, however, that no modification shall be made in the case of any award to a Participant who is, or is determined by the Committee to be likely to become, a Covered Employee if the effect would be to cause the award to fail to qualify for the performance-based exception to Code Section 162(m). In addition, at the time the award subject to Performance Criteria is made and Performance Criteria are established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control, including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.

   4.4. Final Award Determinations. Subject to the provisions of Section 6.3, at the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Criteria were met during the Performance Period. Thereafter, the Committee shall determine and compile Final Awards for each Participant. Final Award amounts shall be described in the Final Award Agreements, and may vary above or below the Target Incentive Award based on the level of achievement of the pre-established corporate, divisional, and/or individual performance goals, provided, however, that the range of such variance shall be between 0% and 200% of the Target Incentive Award.

   4.5. Threshold Levels of Performance. The Committee may establish minimum levels of performance goal achievement under the Performance Criteria, below which no payouts of Final Awards shall be made to any Participant.

   4.6. Performance Criteria Applicable to Covered Employees. Notwithstanding any other provision herein to the contrary, the Performance Criteria applicable to any Participant who is, or who is determined by the Committee to be likely to become, a Covered Employee shall be limited to growth, improvement or attainment of certain levels of:

     (a) return on capital, equity, or operating costs;

     (b) economic value added;

     (c) margins;

     (d) total stockholder return on market value;

     (e) operating profit or net income;

     (f) cash flow, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization;

     (g) sales, throughput, or product volumes; or

     (h) costs or expenses.

   Such Performance Criteria may be expressed either on an absolute basis or relative to other companies selected by the Committee. This Section 4.6 is intended to ensure compliance with the exception from Code Section 162(m) for qualified performance-based compensation, and shall be construed, applied and administered accordingly.

Article 5. Payment of Final Awards

   5.1. Form and Timing of Payment.

     (a) Generally. Each Participant's Final Award shall be paid 80% in cash and 20% in Restricted Shares, in one lump sum, no sooner than 75 days after the end of each Performance Period. The value of the Restricted Shares shall be the closing price of such Shares on the last trading day that precedes the day on which the Final Award is paid to the Participant. The Company, in its sole discretion, shall determine whether an award of Restricted Shares shall be Class A, Class B, or a combination of Class A and Class B Shares.

     (b) Transfer of Restricted Shares. A Participant may not sell, transfer, pledge, assign, or otherwise alienate or hypothecate Restricted Shares granted hereunder until the end of the applicable Period of Restriction, as set forth in the Participant's Final Award Agreement. All rights with respect to Restricted Shares granted to a Participant under the Plan shall be available during his lifetime only to such Participant. The Company shall retain the certificates representing Restricted Shares in the Company's possession until such time as the applicable Periods of Restriction have expired. Restricted Shares awarded under this Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, subject to any applicable securities laws.

   5.2. Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive cash or Restricted Shares under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

Article 6. Termination of Employment

   6.1. Termination of Employment Due to Death, Disability, or Retirement. In the event a Participant's employment is terminated by reason of death, Disability, or retirement, the Final Award determined in accordance with
Section 4.4 herein shall be reduced to reflect participation prior to termination only. The reduced award shall be determined by multiplying said Final Award by a fraction, the numerator of which is the number of days of employment in the Performance Period through the date of employment termination, and the denominator of which is the number of days in the Performance Period. In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied. The Final Award thus determined shall be paid as soon as practicable and reasonable following the end of the Performance Period in which employment termination occurs, but in no event shall such amount be paid sooner than 75 days after the end of such Performance Period.

   6.2. Beneficiary Designations.

     (a) General. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

     (b) Invalidity of Powers of Attorney. This Plan shall not recognize beneficiary designations made on a Participant's behalf by the Participant's attorney in fact, or by any person acting under a power of attorney or any instrument by which the Participant has appointed another person as his agent, thereby conferring upon him the authority to perform certain specified acts on the Participant's behalf.

     (c) Failure of Beneficiary Designation. In the absence of a beneficiary designation made by the Participant in accordance with Section 6.2(a), or if the beneficiary named by a Participant predeceases him, then the Committee shall pay any benefits remaining unpaid at the Participant's death to the Participant's surviving spouse. If the Participant has no surviving spouse at his date of death, then the Committee shall pay the remaining benefit hereunder to the Participant's Children per capita and to any deceased Child's Descendants per stirpes. If no spouse, Children or Descendants survive the Participant, then the Committee shall pay any remaining benefits hereunder to the Participant's estate.

   6.3. Termination of Employment for Other Reasons. In the event a Participant's employment is terminated before the date payment of the Final Award is made for any reason other than death, Disability, or retirement (of which the Committee shall be the sole judge), all of the Participant's rights to any unpaid Final Award shall be forfeited.

Article 7. Rights of Participants

   7.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

   7.2. Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

   7.3. Stockholder Rights. No Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Restricted Shares to be awarded under the Plan until such Participant shall have become the holder thereof. Notwithstanding the foregoing sentence, a Participant who has received a Final Award shall have the following rights during the Period of
Restriction:

     (a) Voting Rights. Such Participants may exercise full voting rights with respect to Restricted Shares.

     (b) Dividends and Other Distributions. Such Participants shall receive regular cash dividends paid by the Company with respect to the underlying Shares while they are so held.

   7.4. Foreign Participants. Subject to the provisions Section 4.3, the Committee may, in order to fulfill the Plan purposes and without amending the Plan, modify Award Opportunities granted to Participants who are foreign nationals or employed outside the United States to the extent necessary to recognize differences in local law, tax policy or custom.

Article 8. Administration

   8.1. The Committee. The Committee, as defined in Section 2.6, shall administer the Plan. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board. All Committee members shall be members of the Board, and must be "non-employee directors," as such term is described in Rule 16b-3, if and as such Rule is in effect, and "outside directors" within the meaning of Code Section 162(m). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. The Board shall fill vacancies in the Committee.

   8.2. Authority of the Committee.

     (a) General. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Award Opportunities and Final Awards; determine the terms and conditions of Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 4 herein) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan. As permitted by law, the Board, the Compensation Committee of the Board, and the Committee may employ attorneys, consultants, accountants, appraisers and other persons, and may delegate as appropriate its authorities as identified hereunder. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or evaluations of any such persons.

     (b) Facility of Payment. If the Committee deems any person entitled to receive any amount under the provisions of this Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its sole discretion, take any one or more of the following actions:

       (i) apply such amount directly for the comfort, support and maintenance of such person;

       (ii) reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;

       (iii) pay such amount to any person selected by the Committee to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be; or

       (iv) with respect to any amount due to a minor, deposit such amount to his credit in any savings or commercial bank of the Committee's choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his residence, or to the custodian for such person under the Uniform Gift to Minors Act or Gift to Minors Act, if such payment is permitted by the laws of the state in which the minor resides.

   Payment pursuant to this Section 8.2(b) shall fully discharge the Company, the Board, the Compensation Committee of the Board, the Committee, and the Plan from further liability on account thereof.

   8.3. Majority Rule. The Committee shall act by a majority of its members.

   8.4. Decisions Binding. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

   8.5. Indemnification. Each person who is or shall have been a member of the Committee, the Compensation Committee of the Board, or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party, or in which he may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her own behalf.

   The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 9. Amendments

   The Board or the Committee, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that:

     (a) no such modification, amendment, suspension, or termination may, without the consent of a Participant materially reduce the right of a Participant to a payment or distribution hereunder to which he has already become entitled, as determined under Sections 4.4 and 6.3; and

     (b) no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment and prior to payment of any compensation pursuant to such amendment, where such amendment will make any change which may require stockholder approval under the rules of any exchange on which Shares are traded, or in order for awards granted under the Plan to qualify for an exception from Code Section 162(m).

   No Award Opportunity may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Award Opportunities be granted after October 31, 2011.

Article 10. Miscellaneous

   10.1. Regulations and Other Approvals; Governing Law.

     (a) The obligation of the Company to deliver Shares with respect to any Final Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     (b) The portion of each Final Award payable in Restricted Shares is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of Restricted Shares, no such Shares will be issued unless such consent or approval has been effected or obtained free of any conditions and as acceptable to the Committee.

     (c) In the event that the disposition of Restricted Shares acquired under the Plan is not covered by a then current registration statement under the Exchange Act and is not otherwise exempt from registration, such Shares shall be restricted against transfer to the extent required by the Exchange Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

   10.2. Choice of Law. The Plan and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Ohio.

   10.3. Withholding Taxes. The Company shall have the right to deduct from all cash payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to any Final Award.

   10.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

   10.5. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

   10.6. Costs of the Plan. All costs of implementing and administering the Plan shall be borne by the Company.

   10.7. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

   10.8. Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

Executed this 23rd day of August, 2001.

                                          GREIF BROS. CORPORATION

                                                /s/ Michael J. Gasser
                                          By: _________________________________
                                          Title: Chairman and Chief Executive
                                           Officer

                                                                       EXHIBIT B

                 PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN

   Section 1. Purpose. The purpose of the Greif Bros. Corporation Performance-Based Incentive Compensation Plan (the "Plan") is to advance the interests of Greif Bros. Corporation and its stockholders by providing certain of its key executives with incentive compensation which is tied to the achievement of pre-established and objective performance goals. The Plan is intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and should be construed to the extent possible as providing for remuneration which is performance-based compensation within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

   Section 2. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

     a. "Award" means the amount payable to a Participant in accordance with
  Section 6 of the Plan.

     b. "Committee" means the Special Subcommittee on Incentive Compensation of the Board of Directors of Greif Bros. Corporation. The Committee shall be comprised of two or more "outside directors" as that term is defined in
  Section 162(m) of the Code and the regulations promulgated thereunder, as amended from time to time.

     c. "Company" means Greif Bros. Corporation and its subsidiaries.

     d. "Effective Date" means the date set forth in Section 9(a) of the Plan.

     e. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     f. "Participant" means an individual eligible to participate hereunder, as determined by the Committee, each of whom shall be an executive level employee of the Company at the Chairman's office level.

     g. "Performance Period" means any time period established by the Committee for which the attainment of Performance Goal(s) relating to an Award will be determined.

     h. "Performance Goal" means any performance goal determined by the Committee in accordance with Section 5 of the Plan.

     i. "Target Award" means the amount of any Award as established by the Committee that would be payable to a Participant for any Performance Period if the Performance Goals for the Performance Period were fully (100%) achieved and no negative discretion was exercised by the Committee in regard to that Award pursuant to the last sentence of Section 6.

   Section 3. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee will have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the terms and provisions for making Awards and to make all other determinations necessary or advisable for the administration of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons.

   Section 4. Eligibility. The Committee shall designate the Participants eligible to receive Awards for each Performance Period and establish the Performance Goals applicable to each Participant for each Performance Period. An individual who becomes eligible to participate in the Plan during the Performance Period may be approved by the Committee for a partial period of participation. In such case, the Participant's Target Award and Award will be based upon performance during the portion of the Performance Period during which the Participant participates in the Plan, and the amount of the Target Award will be pro-rated based on the percentage of time the Participant participates in the Plan during the Performance Period.

   Section 5. Establishment of Target Awards, Performance Periods and Performance Goals. For each Performance Period established by the Committee, the Committee shall establish a Target Award for each Participant. Awards shall be earned based upon the financial performance of the Company or one or more operating groups of the Company during a Performance Period; provided, however, the maximum Award that may be paid to any single Participant for any Performance Period is the product of $1.5 million multiplied by the number of 12-month periods contained within the relevant Performance Period. As to each Performance Period, within such time as established by Section 162(m) of the Code, the Committee will establish in writing Performance Goals based on the following performance measures of the Company (and/or one or more operating groups of the Company, if applicable) over the Performance Period:

     (i) return on assets, and/or

     (ii) any other objective business criteria approved by the stockholders of Greif Bros. Corporation in accordance with the requirements for "qualified performance-based compensation" within the meaning of the regulations under Section 162(m). Except as otherwise provided herein, the extent to which the Performance Goals are satisfied will determine the amount of the Award, if any, that will be earned by each Participant. The Performance Goals may vary for different Performance Periods and need not be the same for each Participant eligible for an Award for a Performance Period.

   Section 6. Earning of Awards. At the end of each Performance Period, the Award will be computed for each Participant. Payment of Awards, if any, will be made in cash, subject to applicable tax withholding. Prior to payment of any Award, the Committee shall certify in writing the extent to which the established Performance Goals have been achieved. If the Performance Goals are not satisfied to the fullest extent, a recipient may earn less than the full Target Award or no Award at all. In addition, the Committee may, in its sole discretion, reduce individual Awards otherwise payable pursuant to the Performance Goals.

   Section 7. Termination of Employment. In the event the employment of a Participant is terminated by reason of death or disability during a Performance Period, unless determined otherwise by the Committee, the Participant or his legal representative, as applicable, shall receive a prorated payout with respect to the Award relating to such Performance Period. The prorated payout shall be based upon the length of time that the Participant was employed by the Company during the Performance Period and the progress toward achievement of the established Performance Goal(s) during the portion of the Performance Period during which the Participant was employed by the Company. Payment of the Award, if any, shall be made at the same time payments are made to Participants who did not terminate employment during the applicable Performance Period. In the event of a Participant's termination of employment by the Company for any other reason prior to the end of the Performance Period with respect to an Award, the Participant shall not be entitled to any payment with respect to such Award.

   Section 8. Amendment and Termination. The Committee may amend, modify or terminate the Plan at any time and from time to time. Shareholder approval of such actions will be required only as required by applicable law. Notwithstanding the foregoing, no amendment, modification or termination shall affect the payment of an Award for a Performance Period that has already ended or increase the amount of any Award.

   Section 9. General Provisions.

     a. Effective Date. The Plan shall become effective as of November 1, 2001, subject to its approval by the stockholders of Greif Bros. Corporation

     b. Non-Transferability. Any interest of any Participant under the Plan may not be sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution, and any attempt to take any such action shall be null and void.

     c. Severability. In the event any provision of the Plan is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

     d. Additional Arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for any Participant.

     e. No Right to Award or Employment; Uniformity. No person shall have any claim or right to be granted an Award under this Plan and the grant of an Award shall not confer upon any Participant any right to be retained as an employee of Greif Bros. Corporation or any of its subsidiaries, nor shall it interfere in any way with the right of Greif Bros. Corporation or any subsidiary to terminate the employment of any Participant at any time or to increase or decrease the compensation of any Participant. There is no obligation for uniformity of treatment of Participants.

     f. Tax Withholding. The Company shall have the right to withhold or require Participants to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Award.

     g. Beneficiaries. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid. If no beneficiary is designated, the right of the Participant to receive any payment under this Plan will pass to the Participant's estate.

     h. Laws Governing. The Plan and all Awards made and action taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent superseded by federal law.

     i. Government Regulation. Notwithstanding any provisions of the Plan or any agreement made pursuant to the Plan, the Company's obligations under the Plan and such agreement shall be subject to all applicable laws, rules and regulations, and to such approvals as may be required by, any governmental or regulatory agencies.

     j. Unfunded Status of Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made by the Company to a Participant or beneficiary, nothing contained herein shall give any such Participant or beneficiary any rights that are greater than those of a general creditor of the Company.

Executed this 16th day of January 2002.

                                          GREIF BROS. CORPORATION

                                                 /s/ Michael J. Gasser
                                          By: _________________________________
                                          Title: Chairman and Chief Executive
                                                 Officer

                            GREIF BROS. CORPORATION
                                 CLASS B PROXY

                FOR THE ANNUAL MEETING OF CLASS B STOCKHOLDERS

                          CALLED FOR FEBRUARY 25, 2002

                This Proxy is Solicited on Behalf of Management

     The undersigned, being the record holder of Class B Common Stock and having received the Notice of Meeting and Proxy Statement dated January 25, 2002, hereby appoints Michael J. Gasser, Charles R. Chandler, Michael H. Dempsey, Naomi C. Dempsey, Daniel J. Gunsett, John C. Kane, Robert C. Macauley, David J. Olderman and William B. Sparks, Jr., and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif Bros. Corporation, which the undersigned is entitled to vote at the Annual Meeting of Class B Stockholders of the Corporation to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 o'clock A.M., E.S.T., on February 25, 2002, and at any adjournment thereof; as follows:

1. FOR [ ] OR AGAINST [ ] THE ELECTION OF ALL NOMINEES LISTED BELOW (except as marked to the contrary below):

   Michael J. Gasser         Charles R. Chandler      Michael H. Dempsey
   Naomi C. Dempsey          Daniel J. Gunsett        John C. Kane
   Robert C. Macauley        David J. Olderman        William B. Sparks, Jr.

   Instruction: To withhold authority to vote for any individual nominee, strike a line through his or her name.

2. Proposal to approve the Greif Bros. Corporation Long-Term Incentive Plan.

   FOR  [ ]           AGAINST [ ]          ABSTAIN  [ ]

3. Proposal to approve the material terms of the performance goals under Greif Bros. Corporation Performance-Based Incentive Compensation Plan.

   FOR  [ ]           AGAINST [ ]          ABSTAIN  [ ]

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

     The Shares represented by this Proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted to elect all of the nominees for directors as set forth in Item 1, above, to approve the Company's Long-Term Incentive Plan as set forth in Item 2, above, to approve the material terms of the performance goals under the Company's Performance-Based Incentive Compensation Plan as set forth in Item 3, above, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting.

       Record Holder                               Number of Class B Shares Held




Dated___________________, 2002                     ___________________________

                                                   ___________________________

Please date and sign proxy exactly as your name appears above, joint owners
       ----     ----                       ----
should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.